EXHIBIT 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED SEPTEMBER 30, 2009

Kalamazoo, Michigan - October 20, 2009 - Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended September 30, 2009 as follows:

Third Quarter Highlights

•	Net sales of $1,653 million increased 1.2% on a constant currency basis (flat as reported)
•	Orthopaedic Implants sales increased 6.9% on a constant currency basis (5.5% increase as reported)
•	MedSurg Equipment sales decreased 6.7% on a constant currency basis (7.7% decrease as reported)
•	Recorded restructuring charges of $48 million (net of income tax benefits)
•	Adjusted net earnings increased 1.3% from $274 million to $277 million and adjusted diluted net earnings per share increased 4.5% from $0.66 to $0.69
•	Reported net earnings decreased 16.4% from $274 million to $229 million and reported diluted net earnings per share decreased 13.6% from $0.66 to $0.57

"We are pleased to deliver solid results in a challenging environment with all of our orthopaedic implant businesses posting accelerated worldwide revenue growth, led by strong performances in the U.S. In addition, both our Endoscopy and Medical franchises showed a modest rebound with sequentially higher sales over the second quarter of 2009 despite continued softness in hospital spending," commented Stephen P. MacMillan, President and Chief Executive Officer.

Net sales were $1,653 million in both the third quarter of 2009 and the third quarter of 2008. On a constant currency basis, net sales increased 1.2% for the third quarter.

Net earnings for the third quarter of 2009 were reduced by $48 million of restructuring charges (net of income tax benefits) related to decisions to terminate certain third-party agent agreements at the Company's EMEA Division, to simplify the organization structure at its Biotech, EMEA, Japan and Canada divisions and to discontinue selling certain products.

Excluding the impact of the 2009 restructuring charges, adjusted net earnings for the third quarter of 2009 were $277 million, representing a 1.3% increase compared to net earnings of $274 million for the third quarter of 2008.  Adjusted diluted net earnings per share for the third quarter of 2009 were $0.69, representing a 4.5% increase compared to $0.66 for the third quarter of 2008.

Net earnings for the third quarter of 2009 were $229 million, representing a 16.4% decrease compared to net earnings of $274 million for the third quarter of 2008.  Diluted net earnings per share for the third quarter of 2009 were $0.57, representing a 13.6% decrease compared to $0.66 for the third quarter of 2008.

Sales Analysis

Domestic sales were $1,070 million for the third quarter of 2009, representing an increase of 0.2%, as a 7.9% increase in shipments of Orthopaedic Implants was partially offset by an 8.3% decrease in shipments of MedSurg Equipment.

International sales were $584 million for the third quarter of 2009, representing a decrease of 0.3%. On a constant currency basis, international sales increased 3.1% in the third quarter of 2009, as a result of a 5.5% increase in shipments of Orthopaedic Implants partially offset by a 2.3% decrease in shipments of MedSurg Equipment.

Worldwide sales of Orthopaedic Implants were $1,017 million for the third quarter of 2009, representing an increase of 5.5% as reported and 6.9% on a constant currency basis. Worldwide sales of MedSurg Equipment were $637 million for the third quarter of 2009, representing a decrease of 7.7% as reported and 6.7% on a constant currency basis.

Outlook for 2009

The Company projects that adjusted diluted net earnings per share for 2009 will be in the range of $2.90 to $3.00, an increase of 2% to 6% over adjusted diluted net earnings per share of $2.83 in 2008.  The financial forecast for 2009 anticipates a constant currency net sales increase in the range of 1.0% to 2.0%. If foreign currency exchange rates hold near September 30, 2009 levels, the Company anticipates a favorable impact on net sales of approximately 3.2% to 4.2% in the fourth quarter of 2009 and an unfavorable impact on net sales of approximately 1.6% to 2.0% for the full year of 2009.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today. To participate in the conference call dial 800-706-7745 (domestic) or 617-614-3472 (international) and enter the participant passcode 89830336. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The webcast will be archived on this site for 90 days.

A recording of the call will also be available from 7:30 p.m., Eastern Time, on Tuesday, October 20, 2009, until 7:30 p.m. on Tuesday, October 27, 2009. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 66937880.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: further weakening of economic conditions that could adversely affect the level of demand for the Company's products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; unfavorable resolution of tax audits; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors is contained in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties. Stryker works with respected medical professionals to help people lead more active and more satisfying lives. The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment. For more information about Stryker, please visit www.stryker.com.

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2009
(Unaudited - In Millions Except Per Share Amounts)

	Third Quarter			Nine Months
CONDENSED STATEMENTS OF EARNINGS	2009	2008	% Change	2009	2008	% Change

Net sales	$1,653.3	$1,653.0	0.0	$4,888.9	$5,000.0	(2.2)
Cost of sales	538.7	541.7	(0.6)	1,590.5	1,575.4	1.0

GROSS PROFIT	1,114.6	1,111.3	0.3	3,298.4	3,424.6	(3.7)
% of Sales	67.4	67.2		67.5	68.5

Research, development and
engineering expenses	83.7	92.6	(9.6)	246.7	268.0	(7.9)
Selling, general and
administrative expenses	643.9	644.8	(0.1)	1,877.6	1,977.5	(5.1)
Intangibles amortization	8.6	9.8	(12.2)	26.7	30.4	(12.2)
Restructuring charges	67.0	-	--	67.0	-	--

	803.2	747.2	7.5	2,218.0	2,275.9	(2.5)

OPERATING INCOME	311.4	364.1	(14.5)	1,080.4	1,148.7	(5.9)
% of Sales	18.8	22.0		22.1	23.0

Other income (expense)	3.0	11.9	(74.8)	20.4	51.4	(60.3)

EARNINGS BEFORE INCOME TAXES	314.4	376.0	(16.4)	1,100.8	1,200.1	(8.3)

Income taxes	85.4	102.2	(16.4)	299.4	330.0	(9.3)

NET EARNINGS	$229.0	$273.8	(16.4)	$801.4	$870.1	(7.9)

Net earnings per share
Basic	$0.58	$0.67	(13.4)	$2.02	$2.12	(4.7)
Diluted net earnings per share	$0.57	$0.66	(13.6)	$2.01	$2.09	(3.8)

Average Shares Outstanding
Basic	397.6	409.7		397.2	411.0
Diluted	399.6	415.8		399.1	417.2

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS

	Third Quarter			Nine Months
	2009	2008	% Change	2009	2008	% Change
NET EARNINGS
Reported net earnings	$229.0	$273.8	(16.4)	$801.4	$870.1	(7.9)
Restructuring charges	48.4	-	--	48.4	-	--
Adjusted net earnings	$277.4	$273.8	1.3	$849.8	$870.1	(2.3)

DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share	$0.57	$0.66	(13.6)	$2.01	$2.09	(3.8)
Restructuring charges	$0.12	$ -	--	$0.12	$ -	--
Adjusted diluted net earnings per share	$0.69	$0.66	4.5	$2.13	$2.09	1.9

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2009
(Unaudited - In Millions)

	Third Quarter				Nine Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2009	2008	Reported	Currency	2009	2008	Reported	Currency

Domestic	$1,069.6	$1,067.8	0.2	0.2	$3,158.8	$3,153.5	0.2	0.2
International	583.7	585.2	(0.3)	3.1	1,730.1	1,846.5	(6.3)	3.6

NET SALES	$1,653.3	$1,653.0	0.0	1.2	$4,888.9	$5,000.0	(2.2)	1.4

Orthopaedic Implants	$1,016.7	$963.3	5.5	6.9	$3,004.1	$2,950.6	1.8	6.1
MedSurg Equipment	636.6	689.7	(7.7)	(6.7)	1,884.8	2,049.4	(8.0)	(5.2)

NET SALES	$1,653.3	$1,653.0	0.0	1.2	$4,888.9	$5,000.0	(2.2)	1.4

	Third Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	7	1	5	4	6
Knees	10	(3)	1	5	7
Trauma	6	5	6	5	6
Spine	13	14	16	14	14
Craniomaxillofacial	12	9	12	11	12
Total Orthopaedic Implants	8	2	5	6	7

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	3	1	5	2	3
Endoscopic, communications and digital imaging systems	(10)	11	16	(5)	(4)
Patient handling and emergency medical equipment	(23)	(45)	(43)	(28)	(27)
Total MedSurg Equipment	(8)	(6)	(2)	(8)	(7)

	Nine Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	6	(6)	5	0	6
Knees	10	(10)	1	2	6
Trauma	9	(2)	4	2	6
Spine	13	4	12	10	13
Craniomaxillofacial	12	(9)	1	5	8
Total Orthopaedic Implants	8	(6)	4	2	6

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	3	(8)	2	0	3
Endoscopic, communications and digital imaging systems	(8)	1	13	(6)	(3)
Patient handling and emergency medical equipment	(27)	(24)	(14)	(26)	(24)
Total MedSurg Equipment	(8)	(8)	3	(8)	(5)

STRYKER CORPORATION
(Unaudited - In Millions)

	September 30	December 31
CONDENSED BALANCE SHEETS	2009	2008

ASSETS

Cash and cash equivalents	$960.3	$701.1

Marketable securities	1,969.1	1,494.5

Accounts receivable (net)	1,113.5	1,129.5

Inventories	977.3	952.7

Other current assets	741.6	701.5

TOTAL CURRENT ASSETS	5,761.8	4,979.3

Property, Plant and Equipment (net)	954.1	963.8

Goodwill and Other Intangibles (net)	954.9	935.5

Other Assets	788.4	724.7

TOTAL ASSETS	$8,459.2	$7,603.3

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,198.0	$1,462.1

Other Liabilities	820.3	734.5

Shareholders' Equity	6,440.9	5,406.7

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$8,459.2	$7,603.3

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2009
(Unaudited - In Millions)

	Third Quarter		Nine Months
CONDENSED STATEMENTS OF CASH FLOWS	2009	2008	2009	2008

OPERATING ACTIVITIES

Net earnings	$229.0	$273.8	$801.4	$870.1

Depreciation	41.1	39.5	117.9	118.0

Amortization	55.5	58.1	162.6	176.5

Restructuring charges	67.0	-	67.0	-

Changes in working capital and other	73.2	(45.9)	(228.3)	(408.0)

NET CASH PROVIDED BY OPERATING ACTIVITIES	465.8	325.5	920.6	756.6

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(6.0)	(2.2)	(17.7)	(10.8)

Proceeds from (purchases of) marketable securities, net	(146.3)	545.1	(397.8)	434.6

Purchases of property, plant and equipment	(28.6)	(37.0)	(89.6)	(109.1)

Proceeds from sales of property, plant and equipment	0.6	0.2	1.5	0.4

NET CASH USED IN INVESTING ACTIVITIES	(180.3)	506.1	(503.6)	315.1

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	(1.9)	(1.2)	(2.8)	5.9

Dividends paid	-	-	(158.6)	(135.6)

Repurchase and retirement of common stock	-	(596.0)	-	(596.0)

Other	(17.1)	39.7	(17.9)	44.7

NET CASH USED IN FINANCING ACTIVITIES	(19.0)	(557.5)	(179.3)	(681.0)

Effect of exchange rate changes on cash and cash equivalents	27.5	(27.7)	21.5	(13.2)

CHANGE IN CASH AND CASH EQUIVALENTS	$294.0	$246.4	$259.2	$377.5

CONTACT:	Katherine A. Owen
Vice President, Strategy and Investor Relations
269/385-2600